 Pursuant to Rule 424(b)(2)
 Registration No. 333-288763
PROSPECTUS
Up to 338,636 Shares of Common Stock Offered by the Selling Stockholder
NEXTCURE, INC.
Common Stock
This prospectus relates to the resale, from time to time by the selling stockholder named in this prospectus (the “selling stockholder”) of up to 338,636 shares of our common stock (the “Shares”) (as adjusted for the Reverse Stock Split (as defined below).
Our registration of shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any such shares. The Shares were issued by us pursuant to a subscription agreement (the “Subscription Agreement”), dated as of June 13, 2025, by and between us and Simcere Zaiming, Inc. (“Simcere Zaiming”), which Subscription Agreement was entered into concurrently with a license agreement (the “License Agreement”), dated as of June 13, 2025, by and between us and Hainan Simcere Zaiming Pharmaceutical, Ltd. (the “Hainan Simcere Zaiming”), an affiliate of Simcere Zaiming. We are registering the offer and resale of the Shares to satisfy a covenant set forth in a registration rights agreement (the “Registration Rights Agreement”) dated June 13, 2025 and executed between us and Simcere Zaiming concurrently with the Subscription Agreement, pursuant to which we agreed to register the resale of the Shares within a limited period of time following the date of the registration rights agreement.
We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.
Any shares of our common stock subject to resale hereunder will have been issued by us and received by the selling stockholder prior to any resale of such shares pursuant to this prospectus.
The selling stockholder, or its donees, pledgees, transferees or other successors-in-interest may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all commissions and discounts and similar selling expenses, if any, attributable to the sale of Shares. We will bear all costs, expenses and fees (other than commissions and discounts and similar selling expenses) in connection with the registration of the Shares. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 13 of this prospectus.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “NXTC.” On July 17, 2025, the last reported sale price of our common stock was $5.13.
We are a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being a Smaller Reporting Company.”
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 29, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. The selling stockholder may resell, from time to time, in one or more offerings, shares of our common stock offered by this prospectus. Information about the selling stockholder may change over time. When the selling stockholder sells shares of our common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholder has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor is the selling stockholder seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer and sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus, any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus, as applicable, has not changed since the date of this prospectus or any prospectus supplement or any issuer free writing prospectus. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since that date.
The terms “NextCure,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to NextCure, Inc., a Delaware corporation, unless we state otherwise or the context indicates otherwise.
On July 14, 2025, we effected a Reverse Stock Split at a ratio of 1-for-12. All information presented in this prospectus, unless otherwise indicated herein, reflects the adjustment pursuant to the Reverse Stock Split. However, our periodic and current reports that are incorporated by reference, and all other documents that were filed prior to July 14, 2025, do not give effect to the Reverse Stock Split.

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SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
NextCure, Inc. a clinical-stage biopharmaceutical company that is focused on advancing innovative medicines that treat cancer patients that do not respond to, or that have disease progression on current therapies, through the use of differentiated mechanisms of actions including Antibody-Drug Conjugates (“ADCs”). We focus on advancing therapies that leverage our core strengths in understanding biological pathways and biomarkers, the interactions of cells, including in the tumor microenvironment, and the role each interaction plays in a biologic response. Since inception, we have devoted substantially all of our efforts and financial resources to discovery, research and development activities for our product candidates, identifying business development opportunities, raising capital and securing intellectual property rights related to our product candidates.
Private Placement of Shares
On June 13, 2025, the Company entered into the Subscription Agreement with Simcere Zaiming pursuant to which the Company issued and sold to Simcere Zaiming in a private placement (the “Private Placement”) that closed on June 20, 2025 (the “Closing Date”) an aggregate of 4,063,633 shares (on a pre-Reverse Stock Split basis) of common stock of the Company, par value $0.001 per share, at a price of approximately $0.492 per Share (on a pre-Reverse Stock Split basis) for an aggregate purchase price of $2.0 million.
In connection with the Private Placement, the Company also entered into the Registration Rights Agreement with the Simcere Zaiming on June 13, 2025. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated (i) to prepare and file with the Securities and Exchange Commission (the “SEC”) on or before thirty (30) days after the Closing Date a registration statement (the “Registration Statement”) to register for resale the shares issued in the Private Placement, and (ii) to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable.
The foregoing descriptions of the Subscription Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of each of which have previously been filed as exhibits to our filings with the SEC.
Reverse Stock Split
On July 14, 2025 at 12:01 am Eastern time (the “Effective Time”), the Company effected a one-for-twelve (1:12) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock. The Reverse Stock Split affected all shares of Company’s common stock outstanding immediately prior to the Effective Time, including the Shares being registered hereby. No fractional shares were issued in connection with the Reverse Stock Split, and the number of shares issued pursuant to the Private Placement was automatically adjusted from 4,063,633 shares to 338,636 shares.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.
Corporate Information
We were incorporated under the laws of the State of Delaware on September 3, 2015. Our primary executive offices are located at 9000 Virginia Manor Road, Suite 200, Beltsville, Maryland 20705 and our telephone number is (240) 399-4900. Our website address is www.nextcure.com. Additionally, our filings with the SEC are posted on our website at www.nextcure.com. The information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.

THE OFFERING
Common stock offered by the selling stockholder
Up to 338,636 shares of our common stock held by the selling stockholder.
Common stock currently outstanding
2,676,152 (as of July 17, 2025)
Selling stockholder
All of the shares of our common stock are being offered by the selling stockholder. See “The Selling Stockholder” on beginning on page 8 for additional information on the selling stockholder.
Use of Proceeds
We will not receive any proceeds from the sale of the shares in this offering by the selling stockholder. See “Use of Proceeds” beginning on page 7 for additional information on the use of proceeds.
Plan of Distribution
The selling stockholder, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our common stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of our common stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 10 for additional information on the methods of sale that may be used by the selling stockholder.
Risk Factors
Investing in our securities involves risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein and therein by reference before deciding to invest in our common stock.
Nasdaq symbol for common stock
“NXTC”

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus or any applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
The sale of a substantial number of shares of our common stock in the public market, including resale of the Shares issued to the selling stockholder, could adversely affect the prevailing market price for our common stock.
We are registering for resale 338,636 shares of our common stock consisting of Shares issued to the selling stockholder to fulfill our contractual obligations under the Registration Rights Agreement. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are “forward-looking statements” for the purposes of this prospectus. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:
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our expectations regarding the timing, progress and results of preclinical studies and clinical trials for LNCB74, SIM0505 and any other product candidates we develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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the timing or likelihood of regulatory filings for LCNB74, SIM0505 and any other product candidates we develop and our ability to obtain and maintain regulatory approvals for such product candidates for any indication;

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our ability to establish and conduct our clinical programs on our expected timelines, including our ability to enroll patients in our clinical trials at the pace that we project;

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the identification, analysis and use of biomarkers and biomarker data;

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our drug product sourcing and manufacturing strategy, including the scalability of our methods and processes and ability to use our preferred contract manufacturing organizations (CMOs) to produce drug products in conformity with the Food and Drug Administration’s (FDA’s) requirements and the requirements of other applicable regulatory authorities;

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our expectations regarding the potential benefits, activity, effectiveness and safety of LNCB74, SIM0505 and any other product candidates we develop;

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our intentions and ability to successfully commercialize, including through partnering, our product candidates;

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our expectations regarding the nature of the biological pathways we are targeting;

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our expectations regarding our ability to discover and advance product candidates using our technologies;

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the potential benefits of and our ability to maintain our relationships with LigaChem Biosciences, Inc., Hainan Simcere Zaiming Pharmaceutical, Ltd., Yale University and other third parties;

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our ability to retain key personnel;

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our estimates regarding our expenses, future revenues, capital requirements, needs for or ability to obtain additional financing and the period over which we expect our current cash, cash equivalents and marketable securities to be sufficient to fund our operations;

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our intended reliance on and the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

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our ability to protect and enforce our intellectual property protection and the scope and duration of such protection;

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our ability to maintain listing of our common stock on the Nasdaq Global Select Market;

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developments and projections relating to our competitors and our industry, including competing therapies; and

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the impact of current and future laws and regulations.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus and the documents incorporated by reference may also contain estimates, projections, and other information concerning our industry, our business, and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates, and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS
We will not receive any proceeds from the sale of Shares by the selling stockholder.

THE SELLING STOCKHOLDER
The shares of common stock being offered by the selling stockholder were issued to the selling stockholder pursuant to the Subscription Agreement and are being registered hereby to fulfill our contractual obligations under the Registration Rights Agreement. See “Prospectus Summary — Private Placement.”
The following table sets forth the number and percentage of shares of our common stock beneficially owned by the selling stockholder as of July 17, 2025, taking into account the number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholder assuming all of the shares offered under this prospectus are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholder. The information in the table below and the footnotes thereto regarding shares of our common stock to be beneficially owned after the offering under this prospectus assumes the sale of all shares of our common stock being offered by the selling stockholder under this prospectus. The percentage of shares of our common stock owned is based on 2,676,152 shares of our common stock issued and outstanding as of July 17, 2025. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder has sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned.
As used in this prospectus, the term “selling stockholder” includes the selling stockholder named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. Other than the License Agreement with an affiliate of the selling stockholder, the Subscription Agreement, the Registration Rights Agreement, and other related transactions, there are no other material relations between the selling stockholder and the Company.
The number of shares in the column “Maximum Number of Shares of Common Stock Offered” represents all of the shares of our common stock that the selling stockholder may offer under this prospectus. The columns captioned “Ownership After Offering” assume the sale of all of the shares of our common stock offered by the selling stockholder under this prospectus and that the selling stockholder does not acquire any additional shares of our common stock before the completion of the offering under this prospectus. However, because the selling stockholder may sell all or some of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. The selling stockholder may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholder will hold the Shares, and, other than an agreement for the selling stockholder to enter into certain customary lock-up agreements in connection with potential securities offerings prior to December 31, 2025, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of common stock.
	Ownership Before Offering		Maximum number of shares of common stock offered	Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Simcere Zaiming, Inc.(1)	338,636	12.7%	338,636	—	—

(1)
The principal business address of the Simcere Zaiming, Inc. is 20 Acorn Park Dr., Cambridge, MA 02140. Jiangsu Simcere Zaiming Pharmaceutical Co.,Ltd (“Jiangsu Zaiming”), is the sole shareholder of Simcere Zaiming, Inc., and its place of business is at Building 23, No.699-18, Xuanwu Avenue, Nanjing, Jiangsu, P. R. China. Hainan Simcere Zaiming Pharmaceutical Co.,Ltd (“Hainan

Zaiming”) is the sole shareholder of Jiangsu Zaiming, and its place of business is at No 20, Yaoguyiheng Road, Xiuying District, Haikou, Hainan, P. R. China. Simcere Pharmaceutical Group Limited (“Simcere Group”) is the controlling shareholder of Hainan Zaiming through several intermediate companies and its place of business is at Building 23, No.699-18, Xuanwu Avenue, Nanjing, Jiangsu, P. R. China. Ren Jinsheng is the CEO and Chairman of the Board of Simcere Group and the director of Hainan Zaiming. Tang Renhong is the director of Simcere Group, the CEO and Chairman of the Board of Hainan Zaiming, the director of Jiangsu Zaiming and the CEO and sole director of Simcere Zaiming, Inc. Ren Jinsheng and Tang Renhong may be deemed to directly or indirectly exercise power to vote or dispose of the securities issued to Simcere Zaiming, Inc.

PLAN OF DISTRIBUTION
The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of our common stock offered under this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of our common stock offered under this prospectus.
The selling stockholder may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.
The selling stockholder may use any one or more of the following methods when disposing of shares of our common stock or interests therein:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an over-the-counter distribution;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales effected after the effective date of the registration statement of which this prospectus forms a part;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered under this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effect certain transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.
The aggregate proceeds to the selling stockholder from the sale of the shares of our common stock offered under this prospectus will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from the offering under this prospectus.
The selling stockholder also may resell all or a portion of the shares of our common stock offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conforms to the requirements of that rule.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The selling stockholder is subject to the prospectus delivery requirements of the Securities Act.
To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
We have agreed to keep this prospectus effective until the earliest to occur of the following events: (i) the date on which the selling stockholder shall have resold all the Shares covered hereby; or (ii) the date on which all Shares covered by this prospectus may be sold without limitations as to volume of sales, method of sale requirements and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling stockholder and any other person participating in a sale of shares of our common stock registered under this prospectus will be subject to applicable provisions of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) , and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS
The financial statements of NextCure, Inc. appearing in NextCure’s Annual Report (Form 10-K) for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.nextcure.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-38905), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
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Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;

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Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 1, 2025;

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Current Reports on Form 8-K, filed with the SEC on January 10, 2025, February 3, 2025, June 16, 2025 (excluding Item 7.01 and the related exhibit), June 23, 2025, July 10, 2025 and July 14, 2025;

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The information contained in our definitive proxy statement on Schedule 14A for our 2025 annual meeting of stockholders filed with the SEC on April 25, 2025, to the extent incorporated by reference in Part III of the Form 10-K; and

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 8, 2019, as updated by Exhibit 4.2 to our Annual Report on Form 10-K, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon written or oral request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective and current investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:
NextCure, Inc.
9000 Virginia Manor Rd., Suite 200
Beltsville, MD 20705

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.nextcure.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

Up to 338,636 Shares of Common Stock Offered by the Selling Stockholder
PROSPECTUS
July 29, 2025
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.